EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-211250, 333-181092, 333-163857, 333-129542, and 333-124785) and Form S-3 (Nos. 333-67020, 333-216285) of Johnson & Johnson of our report dated February 18, 2020 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey
February 18, 2020